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                                                                     EXHIBIT 3.6

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            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                                                    Filed by:
                          (After issuance of Stock)


                        FIRST EQUITY PROPERTIES, INC.
--------------------------------------------------------------------------------
                             Name of Corporation


        We the undersigned       Karl L. Blaha         and
                           ---------------------------
                           President or Vice President

F. Terry Shumate                 of  FIRST EQUITY PROPERTIES, INC.
--------------------------------     ----------------------------------
Secretary or Assistant Secretary     Name of Corporation

do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 1st day of January 1997, adopted a resolution to amend the original articles as follows:

        Article FOURTH hereby amended to read as follows:

        - See Exhibit "A" attached and incorporated herein






        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,570,944 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        /s/ KARL L. BLAHA
                                        -------------------------------
                                        Karl L. Blaha, President


                                        /s/ F. TERRY SHUMATE
                                        -------------------------------
                                        F. Terry Shumate, Secretary

State of Texas      )
                    )ss.
County of Dallas    )


        On November 17, 1997 personally appeared before me, a Notary Public, Karl L. Blaha and F. Terry Shumate who acknowledged and executed the above instrument.

                                        /s/ KRISTI HEDGCOXE
    [NOTARY SEAL]                       ------------------------------
                                        Notary Public, State of Texas



* Only the President or Vice President's signature need to be acknowledged.

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                         FIRST EQUITY PROPERTIES, INC.
                          UNANIMOUS WRITTEN CONSENT OF
                             THE BOARD OF DIRECTORS


         Pursuant to the authority contained in Section 78.315 of the Nevada General Corporation Law, the undersigned, being all of the members of the Board of Directors of FIRST EQUITY PROPERTIES, INC., a Nevada corporation, do hereby adopt the following recitals and resolutions with the same force and effect as though adopted at a Special Meeting of said Board of Directors duly called and held:

                  WHEREAS, the Articles of Incorporation of this Corporation provide for a class of Preferred Stock to consist of 5,000,000 shares, par value $0.01 per share of the Corporation which, subject to the provisions of applicable law, authorize the Board of Directors of the Corporation to provide for the issuance for time to time in one or more series of any number of shares of such Preferred Stock and by filing a certificate pursuant to the Nevada Revised Statutes, to establish the number of shares to be included in such series and to fix the designation, relative rights preferences, qualifications and limitations of the shares of each such series;

                  WHEREAS, this Board of Directors desires to designate a series of Preferred Stock and to provide for various rights, preferences, privileges, voting powers, limitations and other matters relating to such series as set forth below;

                  NOW, THEREFORE, BE IT RESOLVED that the form of Certificate of Designations, Preferences and Relative Participating Optional or Other Special Rights and Qualifications, Limitations or Restrictions thereof of the Series A 8% Cumulative Preferred Stock of the Corporation attached hereto as Exhibit "1" be, and the same hereby is adopted and approved in the same manner as though fully restated herein and further that the officers of this Corporation be, and they hereby are, and each of them hereby is, authorized and directed to take any and all action and to execute and deliver, in the name and on behalf of the Corporation, any and all documents required, necessary or appropriate, including certificates, as may be necessary in order to cause the Certificate of Designations substantially in the form annexed hereto as Exhibit "1" to be filed with the Secretary of State of Nevada as a Certificate amendatory to the Articles of Incorporation, as amended, together with such changes therein as the officer(s) executing same may, in his or their sole discretion, approve the execution thereof to be conclusive evidence with respect to any such changes and with respect to such approval or necessity thereof or therefor, and be it

                  FURTHER RESOLVED, that the form and content of that certain Purchase Agreement effective January 1, 1997 between this Corporation and Syntek West, Inc. be reviewed by this Board (the "Purchase Agreement") pursuant to which this Corporation will acquire all of the issued and outstanding common capital stock of Carmel Realty, Inc. and an 81.6% limited partnership interest in Carmel Realty Services, Ltd. in exchange for and in consideration of the issuance of 32,500 shares



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of Series A Cumulative Preferred Stock be, and the same hereby is, approved and further that all of the officers of this Corporation be, and they hereby are, and each of them hereby is authorized and directed to take any and all action and to execute and deliver in the name and on behalf of this Corporation the Purchase Agreements and any and all documents required, necessary or appropriate, including certificates or documents of transfer, as may be necessary in order to cause the Purchase Agreement to be consummated; and be it

          FURTHER RESOLVED, that subject to the filing of the Certificate of Designations with the Secretary of the State of Nevada and subject to the terms and conditions of the Purchase Agreement, the Corporations shall issue to Syntek West, Inc. such number of shares of Series A 8% cumulative Preferred Stock of the Corporation as required under the terms of such Purchase Agreement not to exceed 32,500 shares; and be it

          FURTHER RESOLVED, that the form of stock certificate attached hereto as Exhibit "2" be, and the same hereby is approved as the form of certificate of the Corporation to represent shares of Series A 8% Cumulative Stock; and be it

          FURTHER RESOLVED, that all of the officers of this Corporation be, and they hereby are, and each of them hereby is, authorized and directed to take any and all further actions and to execute and deliver such other and further documents and certificates as they may deem necessary, advisable or appropriate in order to carry out or perform the purposes and intentions of the foregoing resolutions.

          IN WITNESS WHEREOF, each of the undersigned have executed this Unanimous Written Consent to be effective as of January 1, 1997.

                                                   /s/ KARL L. BLAHA
                                                   -----------------------------
                                                   Karl L. Blaha



                                                   /s/ F. TERRY SHUMATE
                                                   -----------------------------
                                                   F. Terry Shumate



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                         FIRST EQUITY PROPERTIES, INC.
             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE
             PARTICIPATING OR OPTIONAL OR OTHER SPECIAL RIGHTS, AND
              QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF
                               OF PREFERRED STOCK
                    BY RESOLUTION OF THE BOARD OF DIRECTORS

          We, Karl L. Blaha, President and F. Terry Shumate, Secretary of FIRST EQUITY PROPERTIES, INC., a corporation organized and existing under the Business Corporation Law of the State of Nevada, in accordance with the provisions of Section 78.195 of the Nevada Revised Statutes thereof DO HEREBY
CERTIFY:

          THAT, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of FIRST EQUITY PROPERTIES, INC. (the "Corporation"), and pursuant to the provisions of NRS 78.1955 (which section provides that no shareholder action is required in order to effectuate this designation), said Board of Directors by unanimous written consent, effective January 1, 1997, adopted certain recitals and resolutions providing for the designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, of a series of Preferred Stock of the Corporation, specifically the Series A 8% Cumulative Preferred Stock, which recitals and resolutions are as follows:

                    WHEREAS, Article Fourth of the Articles of Incorporation, as amended, of the Corporation authorizes the Corporation to issue not more than 5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock") and 40,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), which Preferred Stock may be issued from time to time in one or more series and shall be designated as the Board of Directors may determine to have such voting powers, preferences, limitations and relative rights with respect to the shares of each series of the class of Preferred Stock of the Corporation as expressly provided in a resolution or resolutions providing for the issuance of such series adopted by the Board of Directors which is vested with the authority in respect thereof,

                    WHEREAS, no shares of such Preferred Stock has been previously designated hereof,

                    WHEREAS, the Board of Directors now desires to amend the Articles of Incorporation to designate one series of the Preferred Stock.

                    NOW, THEREFORE BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors by Article Fourth of the Articles of Incorporation, as amended, the Board of Directors hereby further amend the Articles of Incorporation to provide for the issuance of one single series of Preferred Stock consisting of the number of shares in such series as set forth below and, subject to the provisions of Article Fourth of the Articles of Incorporation, as amended, of the Corporation, hereby fixes and determines with respect to such series the following designations, preferences and relative participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof:


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     1.   DESIGNATION.   The distinctive designation of such series shall be
the Series A 8% Cumulative Preferred Stock and each share of the Series A 8% Cumulative Preferred Stock shall have a par value of $0.01 per share and a preference on liquidation under paragraph 6 below of up to $1,000 per share. The Series A 8% Cumulative Preferred Stock is sometimes referred to herein as the "Series A Preferred Stock."

     2.   NUMBER OF SHARES.   The number of shares which shall constitute the
series A Preferred Stock shall be such number as may actually be issued by the Corporation, not to exceed a maximum of 40,000 shares, which number may be decreased (but not below the number then outstanding), from time to time by the Board of Directors, subject to the provisions hereof.

     3. DIVIDENDS AND DIVIDEND RATE. Holders of record on the fifteenth day of each March, June, September, and December of each year of shares of the Series A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation and to the extent permitted under the Nevada General Corporation Law, payable quarterly on each March 31, June 30, September 30 and December 31 of each year, (each a "Dividend Reference Date: and, collectively, the "Dividend Reference Dates"), in preference to and with priority over dividends upon all "Junior Securities" (as defined in paragraph 6 below). Except as otherwise provided herein, dividends, on each shares of Series A Preferred Stock (a "Share") will accrue (but not compound) cumulatively on a daily basis at the rate per share of eighty dollars ($80) per annum ($20.00 per calendar quarter) from and including the date on which the date of issuance to and including the date on which the "Redemption Price" (as defined in paragraph 4 below) of such Share is paid, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. For purposes of this paragraph 3, the date on which the Corporation initially issues any Share as its date of issuance, regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such Share (whether by reason of transfer of such Share or for any other reason). Notwithstanding any other requirement of this paragraph unless the holder of the Series A Preferred Stock requests of the Corporation payment of dividends in a form other than cash, any and all quarterly dividends on the Series A Preferred Stock shall be satisfied by payment of cash. So long as any shares of Series A Preferred Stock are outstanding, the Corporation will not declare or pay any dividends on Junior Securities (other than dividends in respect of Common Stock payable in shares of Common Stock) or make, directly or indirectly, an other distribution of any sort in respect of Junior Securities, or any payment on account of the purchase or other acquisition of the Junior Securities, unless on the date of such declaration in the case of a dividend, or on such date of distribution or payment, in the case of such distribution or other payment (a) all dividends on the Series A Preferred Stock for all past quarter-yearly dividend periods have been paid in full and the full dividends for the then current quarter-yearly period shall have been paid or declared


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in a sum sufficient for the payment thereof set apart, and (b) after giving effect to such payment of dividends, other distributions, purchase or redemption, the aggregate capital of the Corporation applicable to all capital stock of the Corporation then outstanding plus the earned and capital surplus of the Corporation shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all Shares of the Preferred Stock and all stock ranking prior to or on a parity with the Series A Preferred Stock as to dividends or assets outstanding after the payment of such dividends, other distributions, purchase or redemption. Dividends shall not be paid or declared and set apart for payment on any series of Preferred Stock for any dividend period (including the Series A Preferred Stock) unless dividends have been or are, contemporaneously, paid and declared and set apart for payment on all outstanding series of Preferred Stock entitled thereto for all dividend periods terminating on the same or earlier date. If any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed ratably among the then holders of Series A Preferred stock so that an amount equal is paid with respect to each outstanding Share.

     4. Redemption. The Corporation may, at any time after issuance thereof and from time to time thereafter, at the election of the Board of Directors of the Corporation redeem any or all of the Series A Preferred Stock then outstanding by written notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, postage prepaid, addressed to the holder of shares of Series A Preferred Stock at his address as it appears on the stock transfer records of the Corporation. Such notice shall set forth (a) the shares to be so redeemed, (b) the date fixed for redemption,
(c) the applicable Redemption Price, and (d) the place at which the holder(s) may obtain payment of the applicable Redemption Price upon surrender of the share certificate(s). If less than all shares of Series A Preferred Stock at any time outstanding shall be called for redemption, such shares shall be redeemed pro rata by lot drawn or other manner deemed fair in the sole discretion of the Board of Directors to redeem one or more such shares without redeeming all such shares of Series A Preferred Stock. If such notice of redemption shall have been so mailed, on or before the Redemption Date, the Corporation may provide for payment of sum sufficient to redeem the applicable number of Series A Preferred Stock called for redemption either (I) by setting aside the sum required to be paid as the Redemption Price by the Corporation, separate and apart from its other funds, in trust for the account of the holder(s) of the shares of Series A Preferred Stock to be redeemed or (ii) by depositing such sum in a bank or trust company (either located in the state where the principal executive office of the Corporation is maintained, such bank or trust company having a combined surplus of at least $10,000,000 according to its latest statement of condition, or such other bank or trust company as may be permitted by the Articles of Incorporation, as amended, or by law) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the Redemption Date, the applicable Redemption Price on surrender of certificates evidencing the share(s) of Series A Preferred Stock so called for redemption and, in





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either event, from and after the Redemption Date (A) the shares(s) of Series A
Preferred Stock deemed to be redeemed, (B) such setting aside or deposit shall be deemed to constitute full payment for such Shares(s), (C) such Shares(s) so redeemed shall not longer be deemed to be outstanding, (D) the holder(s) thereof shall cease to be a shareholder of the Corporation with respect to such share(s) and (E) such holders(s) shall have no rights with respect thereto except the right to receive their proportionate share of the funds set aside pursuant hereto or deposited upon surrender of their respective certificates. Any interest on the funds so deposited shall be paid to the Corporation. Any and all such redemption deposits shall be irrevocable except to the following extent: any funds so deposited which shall not be required for the redemption of any shares of Series A Preferred Stock because of any prior sale or purchase by the Corporation other than through the redemption process, subsequent to the date of deposit but prior to the Redemption Date, shall be repaid to the Corporation forthwith and any balance of the funds so deposited and unclaimed by the holder(s) of any shares of Series A Preferred Stock entitled thereto at the expiration of one calendar year from the Redemption Date shall be repaid to the Corporation upon its request or demand therefor and after any such repayment the holder(s) of the share(s) so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. In addition to the redemption under this paragraph 4, the Corporation may redeem or repurchase shares of the Series A Preferred Stock from any holder(s) thereof who consents in writing to such redemption and the provisions of this paragraph 4 will not apply to any such consented redemption. All shares of Series A Preferred Stock redeemed shall be canceled and retired and no shares shall be issued in place thereof, but such shares shall be restored to the status of authorized but unissued shares of Preferred Stock. The "Redemption Price" (herein so called) shall be an amount equal to the "Liquidation Value" (as defined in paragraph 6 below) of $1,000 per Share plus the amount of all accrued but unpaid dividends thereon the Redemption Date, which shall include all cumulative dividends in arrears and also the proportionate part of the dividend accrued since the last Dividend Reference Date preceding the Redemption Date and whether or not earned or declared, but without interest.

     5. Sinking Fund. The Corporation shall not be required to maintain any so-called "Sinking Fund" for the retirement on any basis of the Series A Preferred Stock.

     6.   Rights on Liquidation.   In the event of any liquidation, dissolution
or winding-up of the Corporation, and after paying and providing for the payment of all creditors of the Corporation, the holders of shares of the Series A Preferred Stock then outstanding shall be entitled, before any distribution or payment is made upon any "Junior Securities" (defined to be and mean the Common Stock and any other equity security of any kind which the Corporation at any time has issued, issues or is authorized to issue if the Series A Preferred Stock has priority over such securities as to dividends or upon liquidation), to receive a liquidation preference in an amount in cash equal to the aggregate Liquidation Value of all shares of Series A Preferred Stock then outstanding, whether any such liquidation, dissolution or winding up is



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voluntary or involuntary and the holders of the Series A Preferred Stock shall not be entitled to any other or further distributions of assets. The term "Liquidation Value" shall be and mean, as of any particular date, an amount per Share of Series A Preferred Stock equal to the Redemption Price is such share were so redeemed in accordance with the provisions of paragraph 5 above, but in no event shall exceed $1,000 per shares, plus any accrued and unpaid cumulative dividends. If, upon any dissolution, liquidation or winding-up of the affairs of the Corporation, the net assets available for distribution shall be insufficient to permit payment to the holders of all outstanding shares of all series of Preferred Stock of the amounts to which they respectively shall be entitled, then the assets of the Corporation to be distributed to such holders will be distributed ratably among them based upon the amounts payable on the shares of each such series of Preferred Stock in the event of voluntary or involuntary dissolution, liquidation or winding-up, as the case may be, in proportion to the full preferential amounts, together with any and all arrearage to which they are respectively entitled. Upon any such liquidation, dissolution or winding-up of the Corporation, after the holders of Preferred Stock have been paid in full the amounts to which they are entitled, the remaining assets of the Corporation may be distributed to the holders of Junior Securities, including Common Stock, of the Corporation. The Corporation will mail written notice of such liquidation, dissolution or winding-up, not less than twenty (20) nor more than fifty (50) days prior to the payment date stated therein to each record holder of Series A Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor a reduction of the capital stock of the Corporation, nor the purchase or redemption by the Corporation of any shares of its Preferred Stock or Common Stock or any other class of its stock will be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph 6.

     7.   Ranking.   The Series A Preferred Stock shall rank on a parity as to
dividends and upon liquidation, dissolution or winding-up with all other shares of Preferred Stock issued by the Corporation; provided however, that the Corporation shall not issue any shares of Preferred Stock of any series which are superior to the Series A Preferred Stock as to dividends or rights upon liquidation, dissolution or winding-up of the Corporation as long as any shares of the Series A Preferred Stock are issued and outstanding, without the prior written consent of the holders of a majority of such shares of Series A Preferred Stock then outstanding voting separately as a class.

     8.   Voting Rights.   The holders of the shares of Series A Preferred
Stock shall only have the voting rights specifically required by law under the Nevada General Corporation Law, and shall have the following additional voting rights subject to and after compliance with any applicable laws and rules or actual requirements of any exchange upon which any securities of the Corporation are listed:

          (a) except as may otherwise be specifically required by law under the Nevada General Corporation Law, the holders of the shares of Series A




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                           Preferred Stock shall not have the right to vote such
                           stock, directly or indirectly, at any meeting of the shareholders of the Corporation and such shares of stock shall not be counted in determining the total number of outstanding shares to constitute a quorum at any meeting of shareholders;

                                    (b) in the event that, under any
                           circumstance, the holders of the Series A Preferred Stock are required by law to vote upon any matter, the approval of such series shall be deemed to have been obtained upon the affirmative vote of the holders of only a majority of the shares of the Series A Preferred Stock then outstanding;

                                    (c) except as set forth herein, or as
                           otherwise provided by the Articles of Incorporation, as amended, or by law, holders of the Series A Preferred Stock shall have no special voting rights and their consent shall not be required for the taking or any corporate action.

                           9. No Conversion Rights. The Series A Preferred Stock may not be converted into any other Securities of the Corporation.

                           10. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall, upon cancellation, become authorized but unissued shares of Preferred Stock and may be re-issued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation, as amended, or as otherwise required by law.

         IN WITNESS WHEREOF, said FIRST EQUITY PROPERTIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Karl
L. Blaha, its President and F. Terry Shumate its Secretary effective January 1, 1997.



                                    FIRST EQUITY PROPERTIES, INC.


                                    /s/ KARL L. BLAHA
                                    -----------------------------
                                    Karl L. Blaha
                                    President



                                    /s/ F. TERRY SHUMATE
                                    -----------------------------
                                    F. Terry Shumate
                                    Secretary




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STATE OF TEXAS

COUNTY OF DALLAS

          On January 1, 1997 personally appeared before me a Notary Public, Karl L. Blaha, President of FIRST EQUITY PROPERTIES, INC., and F. Terry Shumate, Secretary of FIRST EQUITY PROPERTIES, INC., who acknowledged that they executed the above instrument.


                                                /s/ KRISTI HEDGCOXE
[NOTARY STAMP]                                  --------------------------------
                                                Notary Public, State of Texas



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                                STATE OF NEVADA
                               SECRETARY OF STATE

                        I hereby certify that this is a
                        true and complete copy of
                        the document as filed in this
                        office.

                                   NOV 19 '97

                                /s/ DEAN HELLER
                                  DEAN HELLER
                               Secretary of State

                               By: /s/[ILLEGIBLE]
                                  ---------------